UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2008

Wegener Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11003

Delaware	81-0371341
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11350 Technology Circle
Duluth, Georgia 30097
(Address of principal executive offices, including zip code)

770-623-0096
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Agreements with Named Executive Officers

        On September 29, 2008, Wegener Corporation, a Delaware corporation, and Wegener Communications, Inc., a Georgia corporation (together, the "Company"), entered into two separate agreements (the "Amended Agreements") with executive officers Ned L. Mountain ("Mountain") and C. Troy Woodbury, Jr. ("Woodbury"). The Amended Agreements amend provisions of the Retention Agreements (the form of which is filed as an exhibit to the Company's Annual Report on Form 10-K) that both Mountain and Woodbury have with the Company, both with identical terms, and both dated May 2, 2003. The Retention Agreements provide both Mountain and Woodbury with certain benefits, including specified severance compensation, in case of termination of their employment with the Company following a change in control. Under the Amended Agreements, both Mountain and Woodbury have each separately agreed to: (1) reduce the effective term of their Agreements from thirty-six (36) months to twenty-four (24) months following a change in control of the Company; (2) resign from the board of directors of the Company or any subsidiary, upon termination of employment and entitlement of payments under their Agreements, if requested to do so by the Chairman of the Board of the Company; (3) reduce the size of their severance payment entitlement from 2.5 times annual base salary to 1.5 times annual base salary; (4) eliminate their entitlement to have the Company buy their options upon termination; and (5) reduce their period of entitlement to certain fringe benefits from thirty (30) months to eighteen (18) months following termination of employment. All other provisions of the Retention Agreements remain unchanged.

        On September 29, 2008, the Company also entered into an Agreement (the "New Agreement") with its Chief Executive Officer, Robert A. Placek ("Placek"). Under the New Agreement, the parties agreed to terminate the prior Retention Agreement between the Company and Placek, dated May 2, 2003. The New Agreement also grants Placek certain rights in the event of termination of Placek's employment with the Company. If Placek's employment with the Company ceases for any reason other than termination for cause, then Placek is entitled to receive compensation in cash from the Company in an amount equal to six (6) months of his then annual base salary, payable in accordance with the Company's normal payroll practices.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: October 03, 2008	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Chief Financial Officer